Exhibit 99.1



[LOGO]    FNB UNITED CORP.
_________________________________________________________________________
P.O. Box 1328, Asheboro, NC 27204                       Phone 336-626-8300

For Information Contact:                              For Immediate Release:
Michael C. Miller, 336-626-8300                       June 6, 2007

   FNB UNITED CORP. NAMES MARK SEVERSON AS CHIEF FINANCIAL OFFICER
            FOLLOWING RETIREMENT OF JERRY LITTLE


Asheboro, N.C. - FNB United Corp. (NASDAQ:FNBN) today announced that Mark A. Severson will join the Company on July 9, 2007 as Vice President and Treasurer of FNB United and Executive Vice President of its banking subsidiary, CommunityONE Bank, N.A. He will be appointed Chief Financial Officer of FNB United and CommunityONE Bank effective August 10, 2007, succeeding Jerry A. Little, who is retiring on that date as the Company's CFO after serving in that capacity for 22 years.

As Chief Financial Officer, Severson will have charge of leading and supervising the finance, internal and external reporting, profitability enhancement and investor relations initiatives for FNB United and CommunityONE. Severson joins FNB United from Camco Financial Corporation of Cambridge, Ohio, where he served as Chief Financial Officer since 2001. He had served in the same role for FCNB Corp. and FCNB Bank, of Frederick, Maryland from 1990 to 2001, and in investment banking and public accounting roles prior to that time.

FNB United President and Chairman Michael Miller commented: "During Jerry Little's tenure with our organization we have grown from a less than $100 million dollar bank to almost $2 billion in assets. We appreciate all of his efforts on our behalf during this period of tremendous growth."

"We also are fortunate to have an individual of Mark's experience and caliber joining us to lead our financial management area. Mark's more than 30 years' experience in banking, investment banking and public accounting, including working with acquisitions and integrating operations, will be of value to our growing organization. Mark has strong technical skills that we believe will enable him to effectively guide and manage our financial infrastructure to support our present and future growth and profitability," added Miller.

 "I am excited to become part of a quality organization such as FNB United," commented Mr. Severson. "I look forward to putting my knowledge and experience to work in our efforts to grow the franchise to new levels of profitability and shareholder value."



FNB United Corp. is the Asheboro, North Carolina-based bank holding company for CommunityONE Bank, N.A., and Dover Mortgage Company. Opened in 1907, CommunityONE (MyYesBank.com) (formerly First National Bank and Trust Company) has over $1.8 billion in assets and operates 43 community YES! Banks in Central, Southern and Western North Carolina. Dover Mortgage Company (dovermortgage.com), based in Charlotte, operates nine mortgage production offices in North Carolina growth markets. Through its subsidiaries, FNB United Corp. offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services. The Federal Deposit Insurance Corporation insures deposits up to applicable limits.

This news release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for FNB United. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve various risks and uncertainties. Actual results may differ materially due to such factors as: (1) competitive pressures among financial institutions increasing significantly; (2) general economic conditions being less favorable than anticipated; (3) changes in accounting principles, policies or guidelines; (4) changes in the securities markets; (5) legislation or regulatory changes adversely affecting the business in which FNB United or its subsidiaries will be engaged; and (6) other economic, competitive, governmental, regulatory and technological factors affecting FNB United and its subsidiaries specifically or the banking industry or economy generally. FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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